Exhibit 21.1

List of Subsidiaries of Century Communities, Inc.

	Name	State of Formation
1.	Augusta Pointe, LLC	Colorado
2.	Avalon at Inverness, LLC	Colorado
3.	Beacon Pointe, LLC	Colorado
4.	Blackstone Homes, LLC	Colorado
5.	Bradburn Village Homes, LLC	Colorado
6.	CC Communities, LLC	Colorado
7.	CCC Holdings, LLC	Colorado
8.	CCH Homes, LLC	Colorado
9.	Central Park Rowhomes, LLC	Colorado
10.	Century at Ash Meadows, LLC	Colorado
11.	Century at Beacon Pointe, LLC	Colorado
12.	Century at Candelas, LLC	Colorado
13.	Century at Harvest Meadows, LLC	Colorado
14.	Century at Lowry, LLC	Colorado
15.	Century at Midtown, LLC	Colorado
16.	Century at Murphy Creek, LLC	Colorado
17.	Century at Outlook, LLC	Colorado
18.	Century at Southshore, LLC	Colorado
19.	Century at Terrain, LLC	Colorado
20.	Century at Wolf Ranch, LLC	Colorado
21.	Century City, LLC	Colorado
22.	Century Communities of Nevada Realty, LLC	Nevada
23.	Century Communities of Nevada, LLC	Delaware
24.	Century Land Holdings II, LLC	Colorado
25.	Century Land Holdings, LLC	Colorado
26.	Century Rhodes Ranch GC, LLC	Delaware
27.	Century Tuscany GC, LLC	Delaware
28.	Cherry Hill Park, LLC	Colorado
29.	Cottages at Willow Park, LLC	Colorado
30.	Enclave at Boyd Ponds, LLC	Colorado
31.	Enclave at Cherry Creek, LLC	Colorado
32.	Estates at Chatfield Farms, LLC	Colorado
33.	Hearth at Oak Meadows, LLC	Colorado
34.	Hometown, LLC	Colorado
35.	Lakeview Fort Collins, LLC	Colorado
36.	Madison Estates, LLC	Colorado
37.	Meridian Ranch, LLC	Colorado
38.	Montecito at Ridgegate, LLC	Colorado
39.	Neighborhood Associations Group	Delaware
40.	Park 5th Avenue Development Co., LLC	Colorado
41.	Reserve At Highpointe Estates, LLC	Colorado
42.	Reserve at The Meadows, LLC	Colorado
43.	Saddle Rock Golf, LLC	Colorado
44.	Saddleback Heights, LLC	Colorado
45.	Stetson Ridge Homes, LLC	Colorado
46.	The Vistas at Nor’wood, LLC	Colorado
47.	The Wheatlands, LLC	Colorado
48.	Venue at Arista, LLC	Colorado
49.	Verona Estates, LLC	Colorado
50.	Villas at Murphy Creek, LLC	Colorado
51.	Waterside at Highland Park, LLC	Colorado
52.	Wildgrass, LLC	Colorado